                           SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                              (Amendment No. __)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]
Check the appropriate box:
[_]  Preliminary Proxy Statement
[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-b(e)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                    ROCKDALE NATIONAL  BANCSHARES, INC.
       ----------------------------------------------------------------
               (Name of Registrant as Specified in Its Charter)

                                Not Applicable
            -------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement if other than Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1)  Title of each class of securities to which transaction applies:

     2)  Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:1/1/

     4)  Proposed maximum aggregate value of transaction:

     5)  Total fee paid:

[_]  Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:

     2)  Form, Schedule or Registration Statement No.:

     3)  Filing Party:

     4)  Date Filed:

_________________
/1/ Set forth the amount on which the filing fee is calculated and state how it was determined.

                      ROCKDALE NATIONAL BANCSHARES, INC.
                           1000 Georgia Highway 138
                            Conyers, Georgia 30013

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            To Be Held May 23, 2000


     The Annual Meeting of Shareholders (the "Annual Meeting") of Rockdale National Bancshares, Inc. (the "Company") will be held on Tuesday, May 23, 2000 at 4:30 p.m. at the offices of the Company, 1000 Georgia Highway 138, Conyers, Georgia 30013, for the following purposes:

     (1) To elect three Class III directors, to serve for a term of three years and until their successors are elected and qualified; and

     (2) To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

     Only shareholders of record at the close of business on Friday, April 21, 2000 will be entitled to notice of, and to vote at, the Annual Meeting or any adjournments or postponements thereof.

     A Proxy Statement and a proxy solicited by the Board of Directors are enclosed herewith. Please sign, date and return the proxy promptly. If you attend the Annual Meeting, you may, if you wish, withdraw your proxy and vote in person.

                              By Order of the Board of Directors,

                              /s/ William L. Daniel

                              William L. Daniel
                              President and Chief Executive Officer

Conyers, Georgia
April 27, 2000


     YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE URGED TO COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING POSTAGE PAID ENVELOPE. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY REVOKE THE PROXY AND VOTE YOUR SHARES IN PERSON.

                      ROCKDALE NATIONAL BANCSHARES, INC.
                           1000 Georgia Highway 138
                            Conyers, Georgia 30013


                        ANNUAL MEETING OF SHAREHOLDERS
                                 May 23, 2000

                          __________________________

                                PROXY STATEMENT

                          __________________________


     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Rockdale National Bancshares, Inc. (the "Company") for the Annual Meeting of Shareholders (the "Annual Meeting") to be held on May 23, 2000 and any adjournments or postponements thereof, at the time and place and for the purposes set forth in the accompanying notice of the meeting. The expense of this solicitation, including the cost of preparing and mailing this Proxy Statement, will be paid by the Company. In addition to solicitations by mail, officers and regular employees of the Company, at no additional compensation, may assist in soliciting proxies by telephone. This Proxy Statement and the accompanying proxy are first being mailed to shareholders on or about April 27, 2000. The address of the principal executive offices of the Company is 1000 Georgia Highway 138, Conyers, Georgia 30013.

     Any proxy given pursuant to this solicitation may be revoked by any shareholder who attends the Annual Meeting and gives oral notice of his or her election to vote in person, without compliance with any other formalities. In addition, any proxy given pursuant to this solicitation may be revoked prior to the Annual Meeting by delivering to the Secretary of the Company either an instrument revoking it or a duly executed proxy for the same shares bearing a later date. Proxies which are returned properly executed and not revoked will be voted in accordance with the shareholder's directions specified thereon. Where no direction is specified, proxies will be voted FOR the election of the nominees named herein. Abstentions and broker non-votes will not be counted as votes either in favor of or against the matter with respect to which the abstention or broker non-vote relates.

     The record of shareholders entitled to vote at the Annual Meeting was taken on April 21, 2000. On that date, the Company had outstanding and entitled to vote 676,188 shares of Common Stock, par value $1.00 per share (the "Common Stock"), with each share entitled to one vote.

                                AGENDA ITEM ONE
                             ELECTION OF DIRECTORS

     The Board of Directors of the Company consists of ten directors. The Company's Articles of Incorporation provide for a classified board of directors, whereby approximately one-third of the members of the Company's Board of Directors are elected each year at the Company's Annual Meeting of Shareholders. At each Annual Meeting of Shareholders, successors to the class of directors whose term expires at that Annual Meeting of Shareholders will be elected for a three-year term. Three Class III directors are presently standing for election to the Board of Directors of the Company.

     In the event that any nominee withdraws or for any reason is not able to serve as director, the proxy will be voted for such other person as may be designated by the Board of Directors, but in no event will the proxy be voted for more than three nominees. The affirmative vote of a plurality of all votes cast at the Annual Meeting by the holders of the Common Stock is required for the election of the three nominees standing for election. All of the nominees have been directors of the Company since February 1997. Management of the Company has no reason to believe that any nominee will not serve if elected.

     The following persons have been nominated by management for election to the Board of Directors as Class III directors, to succeed themselves for a term of three years and until their successors are elected and have qualified:

     Julia W. Morgan, age 71, is presently Chief Executive Officer of Ed Morgan & Associates, Inc., a corporation which she has owned and operated since 1981. Ms. Morgan served as a director of First Bank of Conyers until that bank merged with Bank South in 1987. At that time, she became an advisory director for Bank South and served as a director for its parent corporation, Bank South Corporation, until 1996 when the bank merged with NationsBank. Ms. Morgan is currently serving on the Executive Committee of the Board of Trustees of the University of Georgia Education Foundation and is director of the University of Georgia National Alumni Association. Ms. Morgan is also a member of the American Society of Life Underwriters and the Conyers/Rockdale Chamber of Commerce. Further, Ms. Morgan currently serves on the Rockdale County Impoundment Authority and the Rockdale County Water and Sewer Authority.

     Michael R. Potts, age 45, is the founder and President of Potts General Contractors, Inc., a general commercial construction contracting firm started by Mr. Potts in 1986, and The Potts Company, a construction management firm which was formed in 1999. Mr. Potts is a member of the Georgia Chapter of Associate General Contractors, the Georgia Utilities Contractors Association, Construction Management Association of America, and the American Waterworks Association. Mr. Potts is also currently serving and has served since 1992 as Director of Construction for the Rockdale County Board of Commissioners. He is a former Board member and Executive Committee member of the Conyers/Rockdale Chamber of Commerce, and is an active charter member of the Haven Fellowship Church.

     Arthur J. Torsiglieri, Jr., M.D., age 41, has been a physician in Conyers, Georgia, specializing in ear, nose and throat illnesses, since June 1990. Dr. Torsiglieri is President of ENT Specialists, P.C., and is affiliated with Honey Creek Medical Association, Inc. and Wellbrook Association, Conyers, Georgia.
Dr. Torsiglieri is also a clinical instructor in the Department of Surgery, Division of Otolaryngology at Emory University, Atlanta, Georgia. Dr. Torsiglieri is a Fellow of the American Academy of Otolaryngology and the American College of Surgeons. Dr. Torsiglieri is a charter member of the Rotary Club of Rockdale and serves on the Eagles Board of Review for the Boy Scouts of America in Rockdale and Newton Counties.

     THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT THE COMPANY'S SHAREHOLDERS VOTE "FOR" THE ELECTION OF THE NOMINEES NAMED ABOVE.

     Each of the following persons is a member of the Board of Directors who is not standing for election to the Board of Directors this year and whose term will continue after the Annual Meeting.

     Class I Directors, serving for a term expiring at the 2001 Annual Meeting of Shareholders:

     Troy A. Athon, age 62, has been involved in the adult care industry for his entire professional career. Since 1997 he has been Vice President of Government Relations for Care More Management Company. He was CEO of Geriatric Health Services from 1980 to 1996. Prior to joining the Company's Board of Directors, he served as Chairman of the Board of Rockdale Community Bank, which opened in 1988 and was purchased by Regions Bank in August of 1996. In addition, he served on the Conyers City Council for three terms and in the Georgia State House of Representatives for four terms.

     C. Dean Alford, age 46, has served as President and Chief Executive Officer of Allied Utility Network since 1998. Mr. Alford is presently Chairman of Rockdale Health Systems, a director of the Rockdale Rotary Club, The Boy Scouts of America (and a 1997 recipient of the Silver Beaver Award from the Atlanta Area Council of The Boy Scouts of America), Conyers/Rockdale Boys & Girls Club, Conyers/Rockdale Chamber of Commerce, and the Center for the Visually Impaired. Mr. Alford is also the Chairman of the Georgia Tech School of Electrical and Computer Engineering Advisory Board, and is a member of Rockdale Baptist Church.

     William L. Daniel, age 50, began his banking career at Citizens & Southern National Bank ("C&S") in 1972 ultimately rising to the level of Senior Vice President when he left C&S in 1986. From December 1986 until September 1988, Mr. Daniel served as an organizer, President and Chief Executive Officer of the Enterprise National Bank, Atlanta, Georgia. From December 1988 until March 1996, Mr. Daniel served in various executive positions with Bank South Corporation, ending with the position of Regional President supervising the bank's 24 branches in Rockdale, South DeKalb, South Fulton, Clayton and Fayette counties. After the acquisition of Bank South Corporation by NationsBank, Mr. Daniel became Executive Vice President of First Newton Bank, Covington, Georgia in April 1996. In October 1996, Mr. Daniel left the employment of First Newton Bank to begin recruiting and advising the Company=s organizers and, on January 1, 1997, began devoting his full time to the organization of the Company and the chartering of the Bank. Mr. Daniel currently serves as President and Chief Executive Officer of the Company and the Bank. Mr. Daniel is active in the Good Shepherd Episcopal Church and is a director of the Rockdale County Water and Sewage Authority. Mr. Daniel serves on the Rockdale County Development Authority and is active in a number of local civic organizations.

     Hazel E. Durden, age 69, owns and operates Realty Metro, a real estate company she founded in 1972. Mrs. Durden is a member of the Conyers/Rockdale Chamber of Commerce, the American Business Woman Association, and the Conyers/Rockdale Pilot Club. Mrs. Durden is also a former member of the Grievance Committee of Ethics and Relations of the Rockdale Board of Realtors.

     Class II Directors, serving for a term expiring at the 2002 Annual Meeting of Shareholders:

     John A. Fountain, M.D., age 46, has maintained a medical practice specializing in dermatology in Conyers, Georgia since 1983. Dr. Fountain is a member of the Medical Association of Georgia, American Academy of Dermatology, American Society of Dermatology Surgeons, and serves as Clinical Associate Professor of Dermatology at Emory University School of Medicine. Dr. Fountain is a former director of the Conyers/Rockdale Chamber of Commerce. Dr. Fountain has also served as Honorary Chairman for the Rockdale Emergency Relief Fund and is a life member of the Georgia Master 4-H Club and the Georgia 4-H Counselor Association. Also, Dr. Fountain is head coach of women's soccer at Oxford College at Emory University, and an Elder at Conyers Presbyterian Church.

     Michael P. Jones, age 53, is Managing Partner of Jones & McKnight, P.C., Certified Public Accountants, which Mr. Jones founded in 1976. Mr. Jones has served as an advisory director for Bank South, Conyers, Georgia from 1988 to 1995 and has served as Chairman of the Conyers/Rockdale Chamber of Commerce. Mr. Jones is a member of the American Institute of CPAs and the Georgia Society of CPAs. Mr. Jones is also a 1993 Alumnus of the Regional Leadership Institute and has held numerous leadership positions with several Rockdale County youth sports organizations.

     R. Flynn Nance, D.V.M., age 44, has since 1987 served as the President and owner of Honey Creek Veterinary Hospital, Inc., which is a veterinary medical facility offering medical and surgical care of companion animals in Conyers, Georgia. Dr. Nance is a member of Conyers/Rockdale Chamber of Commerce, the American Veterinary Medical Association, the American Heartworm Society, the Greater Atlanta Veterinary Medical Association, the Georgia State Board of Veterinary Medicine, and the Georgia Veterinary Medical Association. Dr. Nance is also a charter member of the Rotary Club of Rockdale County.

Executive Officers

     Brian D. Hawkins, age 32, has served as Chief Financial Officer of the Company since October 1998. Prior to his service with the Company, Mr. Hawkins served as Senior Accountant with Main Street Bank from April 1996 to October 1998. Mr. Hawkins served as a Human Resources Administrator/Specialist with SunTrust Banks, Inc. in Atlanta from 1991 to 1995 and as a Financial Analyst with SunTrust, Chattanooga in 1995 and 1996.

     William R. Walker II, age 33, has served as Senior Lending Officer of the Company since September 1997. Prior to his service with the Company, Mr. Walker served as a commercial lender with NationsBank from January 1996 to September 1997. Mr. Walker also served in various management positions with Bank South from 1989 to 1996, prior to its acquisition by NationsBank. Most recently, Mr. Walker served as a commercial lender in the Conyers and Atlanta areas from 1994 to 1996.

     There are no family relationships between any director or executive officer and any other director or executive officer of the Company.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Act of 1934, as amended (the "Exchange Act") requires the Company's directors, certain officers and persons who own more than 10% of the outstanding Common Stock of the Company to file with the Securities and Exchange Commission ("SEC") reports of changes in their ownership of the Common Stock of the Company. Officers, directors and more than 10% shareholders are also required to furnish the Company with copies of all forms they file under this regulation. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and representations that no other reports were required, during fiscal year ended December 31, 1999, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% shareholders were satisfied except that (i) a Form 3, Initial Statement of Beneficial Ownership, was inadvertently filed late by Mr. Athon; and (ii) a Form 5, Annual Statement of Changes in Beneficial Ownership, was inadvertently filed late by Ms. Morgan, Mr. Potts, Dr. Torsiglieri, Mr. Alford, Mrs. Durden, Dr. Fountain, Mr. Jones, and Dr. Nance.

               MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors of the Company held twelve meetings during the year ended December 31, 1999. Each director attended at least 75% of the aggregate number of meetings held by the Board of Directors and the Committees of the Board of Directors on which he or she served.

     The Board of Directors of the Company does not have a standing audit committee, compensation committee, or directors nominating committee. The functions that would normally be served by such committees have been reserved to the entire Board of Directors of the Company. The Board of Directors of the Company, at its upcoming annual meeting (which will follow the 2000 Annual Meeting of Shareholders) will consider the formation of an audit committee and a compensation committee for the Company. The functions of the directors nominating committee will continue to be reserved to the entire Board of Directors of the Company.

                         SECURITY OWNERSHIP OF CERTAIN
                       BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information as of April 21, 2000 with respect to ownership of the outstanding Common Stock of the Company by (i) all persons known by the Company to own beneficially more than 5% of the outstanding shares of the Common Stock of the Company, (ii) each director of the Company, (iii) each executive officer of the Company, and (iv) all executive officers and directors of the Company as a group:

                                                                   Number of                Percent of
      Name of Beneficial Owner                                     Shares/(1)/                 Total
      -------------------------                                    ---------                ----------
      C. Dean Alford....................................            33,000/2)/                 4.5%
      Troy A. Athon.....................................               600/3)/                  *
      William L. Daniel.................................            24,262/4)/                 3.3%
      Hazel E. Durden...................................            16,000/5)/                 2.2%
      John A. Fountain, M.D.............................            21,000/6)/                 2.8%
      Brian D. Hawkins..................................               800/7)/                  *
      Michael P. Jones..................................            25,000/8)/                 3.4%
      Julia W. Morgan...................................            30,750/9)/                 4.2%
      R. Flynn Nance, D.V.M.............................            19,300/10)/                2.6%
      Michael R. Potts..................................            22,500/11)/                3.0%
      Arthur J. Torsiglieri, Jr., M.D...................            21,000/12)/                2.8%
      William R. Walker.................................             3,668/13)/                 *
           All Directors and Officers (12 persons)......           217,880/14)/               29.4%

_______________

*     Less than 1% of shares outstanding.
/(1)/ Except as indicated, each person named in this table possesses sole voting and investment power with respect to the shares beneficially owned by such person. "Beneficial Ownership" includes shares for which an individual, directly or indirectly, has or shares voting or investment power or both and also includes options which are exercisable within sixty days of the date hereof. Beneficial ownership as reported in the above table has been determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934. The percentages are based upon 676,188 shares outstanding. The percentages for each of those parties who hold presently exercisable options are based upon the sum of 676,188 shares plus the number of shares subject to presently-exercisable options held by each such party, as indicated in the following notes. All persons above have a business address of P.O. Box 82030, Conyers, Georgia 30013.
/(2)/ Includes 25,000 shares owned jointly by Mr. Alford and his spouse and includes 2,000 shares in an irrevocable trust, with respect to which Mr. Alford disclaims beneficial ownership and 6,000 shares subject to presently-exercisable stock options.
/(3)/ Includes 500 shares subject to presently-exercisable options.
/(4)/ Includes 9,262 shares subject to presently-exercisable stock options. /(5)/ Includes 10,000 shares owned jointly by Ms. Durden, including 1,000 shares with Natalie Brook Elmore, 1,000
       with Garrett Austin Elmore, and 8,000 with Gary E. Elmore and 6,000 shares subject to presently-exercisable stock options.
/(6)/ Includes 10,000 shares owned jointly by Dr. Fountain and his wife, and 6,000 shares subject to presently-exercisable stock options.
/(7)/  Includes 800 shares subject to presently-exercisable stock options
/(8)/ Includes 18,000 shares owned by Mr. Jones' wife, Meta B. Jones and 6,000 shares subject to presently-exercisable stock options.
/(9)/ Includes 22,000 shares held in a trust as to which Ms. Morgan has sole voting and investment power and 6,000 shares subject to presently-exercisable stock options.
/(10)/ Includes 10,000 shares owned jointly by Dr. Nance and his wife, 6,000 shares subject to presently-exercisable stock options, 300 shares held in trust for Dr. Nance's children in the name of Dr. Nance's mother, Harriett L. Nance, with respect to which Dr. Nance disclaims beneficial ownership and 1,000 shares owned by Dr. Nance's wife and each of his three children.
/(11)/ Includes 4,400 shares owned jointly by Mr. Potts and his wife and 6,000 shares subject to presently-exercisable stock options.
/(12)/ Includes 15,000 shares owned jointly by Dr. Torsiglieri and his wife and
       6,000 shares subject to presently-exercisable stock options.
/(13)/ Includes 1,000 shares owned jointly by Mr. Walker and his wife and 2,668 shares subject to presently-exercisable stock options.
/(14)/ Includes 63,784 shares subject to presently-exercisable options.

                                 EXECUTIVE COMPENSATION

    The following table provides certain summary information concerning compensation paid or accrued by the Company to or on behalf of the Company's Chief Executive Officer (the "Named Executive Officer") for the years ended December 31, 1999, 1998 and 1997. No other executive officer's compensation exceeded $100,000 during 1999.

                                                         Summary Compensation Table

                                           Annual Compensation               Long Term Compensation
                                           -------------------               ----------------------
                                                                                         Number
                                                                                           of
          Name and                                                    Restricted Stock   Options       All Other
     Principal Position           Year         Salary       Bonus        Awards ($)      Awarded     Compensation
----------------------------  ------------  ------------  ----------  ----------------   -------     ------------
William L. Daniel                1999         $103,000      $- 0 -         $- 0 -         - 0 -       $21,807/(1)/
     President and
     Chief Executive Officer     1998         $100,000      $- 0 -         $- 0 -         9,262       $14,729/(2)/

                                 1997         $ 93,200      $- 0 -         $- 0 -         - 0 -       $ - 0 -

___________________________
/(1)/ Includes $8,400 in travel allowances and $13,407 in life insurance premiums.
/(2)/ Includes $8,400 in travel allowances and $6,329 in life insurance premiums.

Employment Agreement

  William L. Daniel has been President and Chief Executive Officer of the Company and the Bank since each was formed. From February 21, 1997 until February 21, 2000, the terms of Mr. Daniel's employment were established pursuant to an employment agreement (the "1997 Employment Agreement"). The 1997 Employment Agreement provided that Mr. Daniel receive an annual base salary of $100,000, which the Board of Directors of the Bank could increase, in its discretion, based on the Bank's achievement of certain performance goals. Mr. Daniel was also eligible to receive a bonus in an amount to be determined by the Bank's Board of Directors. The 1997 Employment Agreement also provided for the grant of stock options to Mr. Daniel in the amount of 1% of the Common Stock of the Company sold in the Company's initial public offering (6,732 shares) at a purchase price of $10.00 per share (the then current market price) pursuant to the Company's 1998 Incentive Stock Option Plan. Additionally, the 1997 Employment Agreement provided that Mr. Daniel was to receive an automobile allowance of $700 per month and such other benefits, such as health, hospitalization, disability and term life insurance generally made available to other senior executives of the Company and the Bank. Further, the 1997 Employment Agreement contained non-compete and non-solicitation provisions providing that, through the actual date of termination of the 1997 Employment Agreement and for a period of 12 months thereafter, Mr. Daniel would not, without the prior written consent of the Bank, within the primary service area of the Bank, either directly or indirectly serve as an executive officer of any bank, bank holding company, or other financial institution. Lastly, the 1997 Employment Agreement provided that the Bank could terminate the employment of Mr. Daniel for any reason, and, in such event, Mr. Daniel would have been entitled to the payment of his base salary for a period of six months and for reimbursement of up to $3,000 in fees incurred in connection with outplacement services.

  Since the expiration of the 1997 Employment Agreement on February 21, 2000 Mr. Daniel has served as the President and Chief Executive Officer of the Company and the Bank, with a salary of $103,000, an automobile allowance of $700 per month and is being provided other benefits, such as health, hospitalization, disability and term life insurance generally made available to other senior executives of the Company and the Bank. Currently, the Board of Directors of the Company and Mr. Daniel are negotiating the terms of a new employment agreement which is anticipated to be finalized by the end of May 2000.

Stock Option Plans

  On January 27, 1998, the Company's Board of Directors adopted the 1998 Incentive Stock Option Plan (the "Plan") to cover Mr. Daniel's options and for employees who are contributing significantly to the management or operation of the business of the Company or its subsidiaries as determined by the committee administering the Plan. The Plan was approved by the stockholders of the Company at their annual meeting held on May 5, 1998. The Plan provides for the grant of options at the discretion of a committee designated by the Board of Directors to administer the Plan. No person may serve as a member of the committee who is then eligible for a grant of options under the Plan or has been so eligible for a period of one year prior to his service on the committee. The option exercise price must be at least 100% (110% in the case of a holder of 10% or more of the Common Stock) of the fair market value of the stock on the date the option is granted and the options are exercisable by the holder thereof in full at any time prior to their expiration in accordance with the terms of the Plan. Stock options granted pursuant to the Plan expire on or before (1) the date which is the tenth anniversary of the date the option is granted, or (2) the date which is the fifth anniversary of the date the option is granted in the event that the option is granted to a key employee who owns more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiary of the Company. 100,000 shares have been reserved for issuance under the Plan. During 1999, an aggregate of 7,436 stock options were granted under the Plan.

Stock Options

  No options were granted during the year ended December 31, 1999 to the Named Executive Officer. The following table presents information regarding the value of unexercised options held at December 31, 1999 by the Named Executive Officer. No stock options were exercised and there were no SARs outstanding during fiscal 1999.

                                          Number of
                                     Unexercised Options               Value of Unexercised
                                          at FY-End                    In-the-Money Options
                                             (#)                             at FY-End
            Name                  Exercisable/Unexercisable        Exercisable (1)/Unexercisable
----------------------------  ----------------------------------  -------------------------------
William L. Daniel                      9,262/0                            $18,524 / $0

____________________
/(1)/ Dollar values calculated by determining the difference between the estimated fair market value of the Company's Common Stock at December 31, 1999 ($12.00) and the exercise price of such options. Because no organized trading market exists for the Common Stock of the Company, the fair market value was computed by reference to recent sales of the Company's Common Stock.

Compensation of Directors

  The Company does not pay director's fees; however all of the Company's directors serve as directors of the Bank and the Bank is currently paying director's fees at the rate of $400 per month per director.

  On August 24, 1998 (the "Effective Date"), the Board of Directors of the Company approved a deferred compensation plan (the "Directors' Plan") to help retain the services of those Company directors who do not hold a management position (the "Eligible Directors"). The Directors' Plan provides that each Eligible Director serving on the Board of Directors as of the Effective Date shall be granted an option to purchase 5,000 shares of the Company's Common Stock. The Directors' Plan further provides for the grant, at the end of each year, of an option to purchase 500 shares of Common Stock to each Eligible Optionee who continues to serve on the Board of Directors as of the last business day of that year. Options granted pursuant to the Directors' Plan become fully exercisable as of the date of grant. Such options expire on the earlier of (i) the tenth anniversary of the date of grant or (ii) the first anniversary of the date that the Optionee ceases service on the Board of Directors for reasons other than death or disability. 100,000 shares have been reserved for issuance under the Directors' Plan. During 1999, an aggregate of 4,500 stock options were granted under the Directors' Plan.

                             CERTAIN TRANSACTIONS

  The Bank extends loans from time to time to certain of the Company's directors, their associates and members of the immediate families of the directors and executive officers of the Company. These loans are made in the ordinary course of business on substantially the same terms, including interest rates, collateral and repayment terms, as those prevailing at the time for comparable transactions with persons not affiliated with the Company or the Bank, and do not involve more than the normal risk of collectibility or present other unfavorable features.

                        INDEPENDENT PUBLIC ACCOUNTANTS

  Representatives of BDO Seidman, LLP, the Company's independent public accountants, are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and to respond to appropriate questions.

            ANNUAL REPORT TO SHAREHOLDERS AND REPORT ON FORM 10-KSB

  Additional information concerning the Company, including financial statements of the Company, is provided in the Company's 1999 Annual Report to Shareholders that accompanies this proxy statement. The Company's Annual Report on Form 10-KSB for the year ended December 31, 1999, as filed with the Securities and Exchange Commission, is available to stockholders who make a written request therefor to the Chief Financial Officer of the Company, Brian D. Hawkins, P. O. Box 82030, Conyers, Georgia 30013. Copies of exhibits filed with that report or referenced therein will be furnished to stockholders of record upon request and payment of the Company's expenses in furnishing such documents.


                             SHAREHOLDER PROPOSALS

  The deadline for submission of shareholder proposals pursuant to Rule 14a-8 under the Exchange Act for inclusion in our proxy statement for the 2001 Annual Meeting of Shareholders is December 29, 2000. Additionally, we must receive notice of any shareholder proposal to be considered at the 2001 Annual Meeting of Shareholders (but not required to be included in our proxy statement) by March 13, 2001, or such proposal will be considered untimely pursuant to Rules14a-4 and 14a-5(e) under the Exchange Act. The persons named in the proxies solicited by us may exercise discretionary voting authority with respect to any shareholder proposal received by us after the December 14, 2000 deadline if such proposal is otherwise a matter properly brought before and acted on by shareholders.

                                 OTHER MATTERS

  The Board of Directors knows of no other matters to be brought before the Annual Meeting. However, if other matters should come before the annual meeting it is the intention of the persons named in the enclosed form of Proxy to vote the Proxy in accordance with their judgment of what is in the best interest of the Company.

                              By Order of The Board of Directors,

                              /s/ William L. Daniel

                              William L. Daniel
                              President and Chief Executive Officer

Conyers, Georgia
April 27, 2000

                      ROCKDALE NATIONAL BANCSHARES, INC.
                           1000 Georgia Highway 138
                            Conyers, Georgia 30013

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE 2000 ANNUAL MEETING OF SHAREHOLDERS.

The undersigned hereby appoints C. Dean Alford and Michael P. Jones, and each of them, with power of substitution to each, the proxies of the undersigned to vote the Common Stock of the undersigned at the Annual Meeting of Shareholders of ROCKDALE NATIONAL BANCSHARES, INC. to be held on May 23, 2000 at 4:30 p.m. at the offices of the Company, 1000 Georgia Highway 138, Conyers, Georgia 30013 and any adjournments or postponements thereof:

  1. To elect three directors to serve for the term indicated below and until their successors are elected and qualified.

     [_] FOR all nominees listed below (except    [_] WITHHOLD AUTHORITY to vote
         for all as marked to the contrary below)     nominees listed below

                    CLASS III (term to expire in Year 2003)
    Julia W. Morgan, Michael R. Potts, Jr., and Arthur J. Torsiglieri, M.D.


        INSTRUCTION: To withhold authority to vote for any individual nominee, write the nominee's name in the space provided below.


     ___________________________________________________________________________

  2. To vote in accordance with their best judgment with respect to any other matters that may properly come before the meeting or any adjournments or postponements thereof.

THE BOARD OF DIRECTORS FAVORS A VOTE AFOR@ THE ABOVE PROPOSALS AND UNLESS INSTRUCTIONS TO THE CONTRARY ARE INDICATED IN THE SPACE PROVIDED, THIS PROXY WILL BE SO VOTED.

Please date and sign this Proxy exactly as name(s) appears on the mailing label.

NOTE: When signing as an attorney, trustee, executor, administrator or guardian, please give your title as such. If a corporation or partnership, give full name by authorized officer. In the case of joint tenants, each joint owner must sign.

                                     ___________________________________________

                                     ___________________________________________

                                     Print Name(s):_____________________________

                                     ___________________________________________

                                     ___________________________________________

                                     Dated:_____________________________________